                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CARLETON VENTURES CORP.
             (Exact name of Registrant as specified in its charter)

NEVADA                                                 98-0365605
------                                                 ----------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification Number)

Dennis Higgs, CEO
Suite 306 - 1140 Homer Street, Vancouver
British Columbia, Canada                               V6B  2X6
--------------------------                             --------
(Name and address of principal                         (Zip Code)
executive offices)

Registrant's telephone number, including area code:    (604) 689-1659

Approximate date of commencement of proposed sale
to the public:                                         As soon as practicable
                                                       after the effective date
                                                       of  this  Registration
                                                       Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                    |__|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
TITLE OF EACH                         PROPOSED      PROPOSED
CLASS OF                              MAXIMUM       MAXIMUM
SECURITIES                            OFFERING      AGGREGATE      AMOUNT OF
TO BE             AMOUNT TO BE        PRICE PER     OFFERING       REGISTRATION
REGISTERED        REGISTERED          SHARE (1)     PRICE (2)      FEE (2)
--------------------------------------------------------------------------------

Common Stock      2,590,500 shares    $0.35         $906,675       $83.41

--------------------------------------------------------------------------------
(1)  Based  on  last  sales  price  on  June  14,  2001
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 312-6249
                          Agent for service of process

                   SUBJECT TO COMPLETION, Dated March 8, 2002



                                   PROSPECTUS


                             CARLETON VENTURES CORP.

                                2,590,500 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. Carleton Ventures Corp. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.35 per share.


--------------------------------------------------------------------------------
               Offering Price       Commissions         Proceeds to Selling
                                                        Shareholders Before
                                                        Expenses and Commissions
--------------------------------------------------------------------------------

Per Share      $0.35                Not Applicable      $0.35

Total          $906,675             Not Applicable      $906,675

--------------------------------------------------------------------------------

Our  common  stock is presently not traded on any market or securities exchange.

                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                  The Date Of This Prospectus Is: March 8, 2002

                                Table Of Contents

                                                                          PAGE
                                                                          ----
Summary                                                                        4
Risk Factors                                                                   5
Risks Related To Our Financial Condition and Business Model
-----------------------------------------------------------
-  If we do not obtain additional financing, our business will fail         5
-  If we complete a financing through the sale of additional shares
   of our common stock, shareholders will experience dilution               5
-  Because we have not commenced business operations, we face a high
   risk of business failure                                                 6
-  Because we anticipate our operating expenses will increase prior
   to our earning revenues, we may never achieve profitability              6
-  Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially
   exploitable minerals will be found and this business will fail           6
-  Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we
   conduct our business                                                     6
-  Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to successfully
   obtain commercial production                                             7
-  Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration and any
   future mining efforts                                                    7
-  If we are unable to hire and retain key personnel, we may not be
   able to implement our business plan and our business will fail           7
-  Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our
   business to fail                                                         7
-  Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher
   risk our business will fail                                              7
Risks Related To Legal Uncertainty
----------------------------------
-  As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase
   the anticipated cost of our exploration program                          8
-  If we receive positive results from our exploration program and we decide to pursue commercial production, we may be subject to an environmental review process that may delay or prohibit commercial
   production                                                               8
Risks Related To This Offering
------------------------------
-  If a market for our common stock does not develop, shareholders
   may be unable to sell their shares                                       8
-  If a market for our common stock develops, our stock price may
   be volatile                                                              8
-  If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most
   likely decline                                                           9
-  Because our stock is a penny stock, shareholders will be more
   limited in their ability to sell their stock                             9
Use of Proceeds                                                               10
Determination of Offering Price                                               10

Dilution                                                                      10
Selling Shareholders                                                          10
Plan of Distribution                                                          18
Legal Proceedings                                                             19
Directors, Executive Officers, Promoters and Control Persons                  19
Security Ownership of Certain Beneficial Owners and Management                21
Description of Securities                                                     22
Interest of Named Experts and Counsel                                         24
Disclosure of Commission Position of Indemnification for Securities
  Act Liabilities                                                             25
Organization Within Last Five Years                                           25
Description of Business                                                       26
Plan of Operations                                                            30
Description of Property                                                       32
Certain Relationships and Related Transactions                                32
Market for Common Equity and Related Stockholder Matters                      33
Executive Compensation                                                        36
Financial Statements                                                          36
Changes in and Disagreements with Accountants                                 37
Available Information                                                         37

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

Carleton  Ventures  Corp.

We are in the business of mineral exploration. To date, we have relied upon the mineral exploration of others and only recently commenced our mineral exploration activities. We purchased fourteen mineral claims located in Elko County in the State of Nevada from Senate Capital Group Inc. in March 2001. We refer to these mineral claims as the Burner Hills mineral claims. We own a 100% interest in the Burner Hills mineral claims. We presently plan to do preliminary exploration work to search for economic mineralization on these claims.

Our plan of operations is to conduct mineral exploration activities on the Burner Hills mineral claims in order to assess whether these claims possess commercially exploitable gold mineral reserves. We have completed the first stage of a staged exploration program on our mineral properties. Our plan of operations is to proceed to the second stage of this exploration program. Our proposed exploration program is designed to explore for commercially exploitable deposits of gold and silver minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of gold or silver on these mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Since we are in the exploration stage of our corporate development, we have not yet earned any revenues from our planned operations. As of December 31, 2001, we had $30,576 in cash on hand and liabilities in the amount of $7,024. Accordingly, our working capital position as of December 31, 2001 was $23,552. Since our inception through December 31, 2001, we have incurred a net loss of $49,623. We attribute our net loss to having no revenues to offset our expenses from the acquisition and exploration of our mineral claims and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through stage two of our planned exploration program. However, our working capital is not sufficient to enable us to complete the second and third stages of our exploration program. Accordingly, we will require additional financing in order to complete the full four-stage exploration program discussed more fully in the Description of Business section of this document.

We were incorporated on May 26, 1999 under the laws of the State of Nevada. Our principal offices are located at Suite 306 - 1140 Homer Street, Vancouver, British Columbia V6B 2X6. Our telephone number is (604) 689-1659.

The Offering

Securities Being Offered      Up to 2,590,500 shares  of  our  common stock.

Offering Price and            The offering price  of the  common stock is $0.35
Alternative Plan of           per  share.  We  intend to  apply to  the  NASD
Distribution                  over-the-counter  bulletin  board  to  allow  the
                              trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by market factors. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares      None.
To Be Sold in This
Offering

Securities Issued             5,590,500 shares of our  common  stock are issued
And to be Issued              and outstanding as of the date of this prospectus.
                              All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the  common  stock  by  the  selling shareholders.


                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model

If  we  do  not  obtain  additional  financing,  our  business  will  fail

Our current operating funds are less than necessary to complete the exploration of the mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of December 31, 2001, we had cash in the amount of $30,576. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. While we have sufficient funds to carry out phase two of the recommended exploration program on the Burner Hills mineral claim, we will require additional financing in order to complete the
full-recommended  exploration  program.   We  will  also  require  additional
financing if the costs of the exploration of our optioned mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We currently do not have any arrangements for financing and we can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for silver and gold and the costs of mining these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

If we complete a financing through the sale of additional shares of our common stock, shareholders will experience dilution

The most likely source of future financing presently available to us is through the sale of our common stock. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

Because we have not commenced business operations, we face a high risk of business failure

We have just begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on May 26, 1999 and to date have been involved primarily in organizational activities, the acquisition of the mineral claims and obtaining a geological report on our mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and this business will fail

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain commercially exploitable reserves of gold and silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on our optioned mineral claim, we may not be able to successfully obtain commercial production

Our mineral claims do not contain any known bodies of ore. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Burner Hills mineral claim into commercial production. At this time we can provide investors with no assurance that we will be able to obtain such financing.

Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts

Access to the Burner Hills mineral claim may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail

Our success will largely depend on our ability to hire highly qualified personnel with experience in geological exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.
Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Higgs, our president, is a consultant who provides his management services to many companies involved in geological exploration. The Company has entered into an office facilities and service contract with Senate Capital Group Inc., wholly owned by Dennis Higgs to provide office facilities and administrative services. This agreement, however, provides that Mr. Higgs and Senate Capital are entitled to pursue other business activities, provided that these other activities do not interfere with Mr. Higgs's obligations to us. Mr. Higgs anticipates that he will not spend a significant amount of his business time on our business activities. If the demands of our business require the full business time of Mr. Higgs, he is prepared to adjust his timetable to devote more time to our business. However, there can be no assurance that Mr. Higgs will be able to devote sufficient time to the management of our business, as and when needed.

Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

While Mr. Dennis Higgs and Ms. Aileen Lloyd, our executive officers and directors, have experience managing a mineral exploration company, they do not have formal training as geologists or in the technical aspects of management of a mineral exploration company. Accordingly, we will have to rely on the technical services of others trained in appropriate areas. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan.


                       Risks Related To Legal Uncertainty

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict the exploration and use of minerals. We will be subject to the State of Nevada and US federal laws as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying our exploration program.

If we receive positive results from our exploration program and we decide to pursue commercial production, we may be subject to an environmental review process that may delay or prohibit commercial production

If the results of our geological exploration program indicate commercially exploitable reserves, of which there is no assurance, and we decide to pursue commercial production of our mineral claim, we may be subject to an environmental review process under environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that we would not be able to proceed with commercial production upon completion of the environmental review process if government authorities did not approve our mine or if the costs of compliance with government regulation adversely affected the commercial viability of the proposed mine.

                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If  a  market  for  our  common  stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)     the  results  of  our  geological  exploration  program;

(2)     our  ability  or  inability  to  arrange  for  financing;
(3)     commodity  prices  for  silver  and  gold;  and
(4)     conditions  and  trends  in  the  mining  industry.

Further, if our common stock is traded on the NASD over-the-counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 2,590,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 46.3% of the common shares outstanding as of the date of this prospectus.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. The classification as a penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than having to comply with these rules, some broker-dealers will refuse to attempt to sell a penny stock.


                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The $0.35 per share offering price of our common stock was determined based on the last sales price from our most recent private offering of common stock. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, we anticipate the actual price of sale would vary according to the selling decisions of each selling shareholder and the market for our common stock at the time of re-sale. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders. The actual price of stock will be determined by market factors at the time of sale.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,590,500 shares of common stock offered through this prospectus. The shares include the following:

1. 2,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 12, 2001;

2. 90,500 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 14, 2001;

The following table provides as of March 8, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  by  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each  upon  completion  of  the offering; and
5.     the identity of the beneficial holder of any entity that owns the shares.

--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                             Shares Owned   For Selling  Completion   Completion
Name Of Selling              Prior To This  Shareholders Of This      Of This
Stockholder                  Offering       Account      Offering     Offering
--------------------------------------------------------------------------------

PETER BELL                    250,000       250,000         NIL          NIL
#105-3389 Capilano Road
North Vancouver, BC
Canada  V7R 4W7
--------------------------------------------------------------------------------

ERIC G. FERGIE                300,000       300,000         NIL          NIL
2221 Venables St.
Vancouver, BC
Canada  V5V 2J5
--------------------------------------------------------------------------------

CRAIG GRAUPE                  250,000       250,000         NIL          NIL
308 Mount Rooster Cir. SE
Calgary, AB
Canada  T2Z 3J2
--------------------------------------------------------------------------------

DARCY HIGGS                   350,000       350,000         NIL          NIL
4554 W. 2nd Ave.
Vancouver, BC
Canada  V6R 1K8
--------------------------------------------------------------------------------

SEAN HURD                     150,000       150,000         NIL          NIL
#101-2028 W. 11th Ave.
Vancouver, BC
Canada,  V6J 2C9
--------------------------------------------------------------------------------

TERRI-LYN KER                 250,000       250,000         NIL          NIL
4924 45th Ave.
Delta, BC
Canada  V4K 1K3
--------------------------------------------------------------------------------

GORDON H. LLOYD               250,000       250,000         NIL          NIL
3996 Michener Court
North Vancouver, BC
Canada  V7K 3C7
--------------------------------------------------------------------------------

Table is continued from page 11


--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                             Shares Owned   For Selling  Completion   Completion
Name Of Selling              Prior To This  Shareholders Of This      Of This
Stockholder                  Offering       Account      Offering     Offering
--------------------------------------------------------------------------------

KATHRYN PLAYER                250,000       250,000         NIL          NIL
2118 Greylynn Crescent
North Vancouver, BC
Canada  V7J 2X7
--------------------------------------------------------------------------------

SANTORINI INVESTMENT CORP.    350,000       350,000         NIL          NIL
4554 W. 2nd Ave.
Vancouver, BC
Canada  V6R 1K8
Beneficial Holder:
Carleen Higgs
--------------------------------------------------------------------------------

JOHN A. MEYER                   1,000         1,000         NIL          NIL
Suite 804-1415
W. Georgia St.
Vancouver, BC
Canada  V6G 3C8
--------------------------------------------------------------------------------

JANICE STEVENS                  1,000         1,000         NIL          NIL
Suite 804-1415
W. Georgia St.
Vancouver, BC
Canada  V6G 3C8
--------------------------------------------------------------------------------

LASZLO BASTYOVANSKY             3,000         3,000         NIL          NIL
Unit #15
2669 Shelbourne St.
Victoria, BC
Canada  V8R 4M1
--------------------------------------------------------------------------------

Table is continued from page 12


--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                             Shares Owned   For Selling  Completion   Completion
Name Of Selling              Prior To This  Shareholders Of This      Of This
Stockholder                  Offering       Account      Offering     Offering
--------------------------------------------------------------------------------

ROSS BAILEY                     1,000         1,000         NIL          NIL
2641 W. 11th Ave.
Vancouver, BC
Canada  V6K 2L7
--------------------------------------------------------------------------------

NEIL MURRAY-LYON                3,000         3,000         NIL          NIL
235 Melville Apt. 3
Westmount, QC
Canada  H3Z 2J6
--------------------------------------------------------------------------------

ALLAN KELLEY                    1,000         1,000         NIL         NIL
2140-650 W. Georgia St.
Vancouver, BC
Canada  V6B 4N7
--------------------------------------------------------------------------------

DIANE  FORWARD                 20,000        20,000          NIL         NIL
4514  2nd  Ave.
Vancouver,  BC
Canada  V6R  4L3
--------------------------------------------------------------------------------

JIM BARTON                      3,000         3,000          NIL         NIL
44360 Sumas Central Rd.
Chilliwack, BC
Canada  V2R 4L3
--------------------------------------------------------------------------------

WENDY BARTON                    3,000         3,000          NIL         NIL
44360 Sumas Central Rd.
Chilliwack, BC
Canada  V2R 4L3
--------------------------------------------------------------------------------

CRAIG BARTON                    3,000         3,000          NIL         NIL
44360 Sumas Central Rd.
Chilliwack, BC
Canada  V2R 4L3
--------------------------------------------------------------------------------

Table is continued from page 13


--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                             Shares Owned   For Selling  Completion   Completion
Name Of Selling              Prior To This  Shareholders Of This      Of This
Stockholder                  Offering       Account      Offering     Offering
--------------------------------------------------------------------------------

NICOLE BARTON                   3,000         3,000          NIL          NIL
44360 Sumas Central Rd.
Chilliwack, BC
Canada  V2R 4L3
--------------------------------------------------------------------------------

BARRIE M. GILMORE              20,000        20,000          NIL          NIL
Suite 850-1075
W. Georgia St.
Vancouver, BC
Canada  V6E 3C9
--------------------------------------------------------------------------------

AL CHARUK                       1,000         1,000          NIL          NIL
5770 Sherwood Blvd.
Delta, BC
Canada  V4L 2C6
--------------------------------------------------------------------------------

CHRIS BUNKA                     1,000         1,000          NIL          NIL
5774 Deadpine Dr.
Kelowna, BC
Canada  V1P 1A3
--------------------------------------------------------------------------------

McCUTCHEON MANAGEMENT LTD.      2,000         2,000          NIL          NIL
Suite 1201 845 Chilco St.
Vancouver,  BC
Canada  V6G 2R2
Beneficial Holder:
John McCutcheon
--------------------------------------------------------------------------------

Table is continued from page 14


--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                             Shares Owned   For Selling  Completion   Completion
Name Of Selling              Prior To This  Shareholders Of This      Of This
Stockholder                  Offering       Account      Offering     Offering
--------------------------------------------------------------------------------

NUPUR TALWAR                    2,000         2,000          NIL          NIL
Apt 707 1275 Pacific St.
Vancouver,  BC
Canada  V6E  1T6
--------------------------------------------------------------------------------

531287 BC LTD.                  5,000         5,000          NIL          NIL
2508 Folkestone Way
West Vancouver, BC
Canada
Beneficial Holder:
Arthur Brown
--------------------------------------------------------------------------------

CARDY MANAGEMENT CORP.          1,000         1,000          NIL          NIL
2773 W. 35th Ave.
Vancouver, BC
Canada  V6N 2M1
Beneficial Holder:
Daryl Cardy
--------------------------------------------------------------------------------

BOB QUARTERMAIN                 2,000         2,000          NIL          NIL
1180 999 W. Hastings St.
Vancouver, BC
Canada  V6C 2W2
--------------------------------------------------------------------------------

PAUL LAFONTAINE                 1,000         1,000          NIL          NIL
1607-1238 Richards St.
Vancouver,  BC
Canada  V6B 6N6
--------------------------------------------------------------------------------

KENNETH McNAUGHTON              1,000         1,000          NIL          NIL
1180 999 W. Hastings St.
Vancouver, BC
Canada  V6C 1X8
--------------------------------------------------------------------------------

BRUCE HORTON                    1,000         1,000          NIL          NIL
Suite 303 543 Granville St.
Vancouver,  BC
Canada  V6C 1X8
--------------------------------------------------------------------------------

Table is continued from page 15


--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                             Shares Owned   For Selling  Completion   Completion
Name Of Selling              Prior To This  Shareholders Of This      Of This
Stockholder                  Offering       Account      Offering     Offering
--------------------------------------------------------------------------------

MARGARET ZARCHEKOFF             2,000         2,000         NIL          NIL
140 Point Dr. NW Apt 5
Calgary, AB
Canada  T1W  1K6
--------------------------------------------------------------------------------

CURTIS ZARCHEKOFF               2,000         2,000         NIL          NIL
#41-200 Glacier Dr.
Canmore, AB
Canada  T1W 1K6
--------------------------------------------------------------------------------

TRISTONE CAPITAL (BVI), INC.    2,000         2,000         NIL          NIL
Road Town Tortola
PO Box 3186
British Virgin Islands
Beneficial Holder:
Richard and Mike Evans
--------------------------------------------------------------------------------

849011 ALBERTA LTD.             1,500         1,500         NIL          NIL
Suite 1001-1001 14th Ave. SW
Calgary, AB
Canada  T2H 1L2
Beneficial Holder:
Glen Kindellan
--------------------------------------------------------------------------------

293020 BC LTD.                  1,500         1,500         NIL          NIL
508-626 Pender St. West
Vancouver, BC
Canada  V6B 1V9
Beneficial Holder:
Harry Barr
--------------------------------------------------------------------------------

Table is continued from page 16


--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                             Shares Owned   For Selling  Completion   Completion
Name Of Selling              Prior To This  Shareholders Of This      Of This
Stockholder                  Offering       Account      Offering     Offering
--------------------------------------------------------------------------------

TIBOR GAGDIES                   1,000         1,000         NIL          NIL
588 Ellstree
North Vancouver, BC
Canada
--------------------------------------------------------------------------------

ANDREW DOYLE                    1,500         1,500         NIL          NIL
933-595 Burrard St.
Vancouver,  BC
Canada  V7X 1G4
--------------------------------------------------------------------------------

DOUGLAS HIGGS                 100,000       100,000         NIL          NIL
#110-7180 Lindsay Rd.
Vancouver, BC
Canada  V7C 3M6
--------------------------------------------------------------------------------


The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,590,500 shares of common stock outstanding on March 8, 2002.

To our knowledge and except as described below, none of the selling shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)     has  ever  been  one  of  our  officers  or  directors.

Darcy  Higgs  is  the  brother  of  Dennis  Higgs  our  President
Carleen  Higgs  is  the  wife  of  Darcy Higgs and Sister-in-law of Dennis Higgs
Douglas  Higgs  is  the  brother  of  Dennis  Higgs
Terri  Lyn  Ker  is  the  sister  of  Dennis  Higgs
Gordon Lloyd is the husband of Aileen Lloyd our Secretary, Treasurer and Chief Financial Officer

                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     Through  the  writing  of  options  on  the  common  stock;
4.     In  short  sales;  or
5.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.35 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Cane & Company, LLC, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


          Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of March 8, 2002 are as follows:

Directors:

Name of Director          Age
--------------------      -----
Dennis  Higgs             44
Aileen  Lloyd             49


Executive Officers:

Name of Officer          Age     Office
--------------------     -----   -------
Dennis  Higgs            44      President and Chief Executive Officer
Aileen  Lloyd            49      Secretary, Treasurer and Chief Financial
                                 Officer


Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Dennis Higgs is our president and chief executive officer and is a member of our board of directors. Mr. Higgs was appointed to our board of directors as our president and chief executive officer on May 26, 1999.

In 1981, Mr. Higgs graduated from the University of British Columbia, Vancouver, B.C. with a Bachelor of Commerce degree. He then completed the Canadian Securities Course conducted by the Canadian Securities Institute, in Toronto, Canada. In 1982, Mr. Higgs completed The Registered Representatives Exam also conducted by the Canadian Securities Institute, Toronto, Canada. In 1983, Mr. Higgs completed the Canadian Options Course, at the Canadian Securities Institute, Canada.

Mr. Higgs has served as a director and officer of the following companies during the past five years:

1. Mr. Higgs is a director and officer of Senate Capital Group Inc., a British Columbia company since July 1990. In this position, Mr. Higgs provides management consulting and investor relations services.

2. Mr. Higgs has been a director and the president of Thrush Industries Inc. (formerly Miranda Industries Inc.), a Canadian public reporting junior resource company since May 1993. In this position, Mr. Higgs provides management consulting services to Thrush Industries Inc.

3. Mr. Higgs has been a director and officer of Ubex Capital Inc., a private British Columbia company since February 1984. In this position, Mr. Higgs provides investment management, mineral property acquisition and disposition and management consulting services.

4. Mr. Higgs was a director and the president of Airbomb.com Inc, a public reporting company from July 1987 to July 1990 and then again from March 1991 through December 1999. From December 1999 to December 2000, Mr. Higgs was only a director of Airbomb. Airbomb is a sporting goods company reporting under the US Securities Exchange Act of 1934.

5. Mr. Higgs was a director of Braddick Resources Ltd., a Canadian public reporting company from October 1993 to December 1997. Braddick is a junior resource company.

6. Mr. Higgs was a director of First Choice Industries Inc., a Canadian public reporting company from October 1993 to March 1998. Mr. Higgs was president from October 1993 to April 1995. First Choice is a junior resource company.


Ms. Aileen Lloyd is our secretary, treasurer and chief financial officer and is a member of our board of directors. Ms. Lloyd was appointed to our board of directors and as our secretary, treasurer and chief financial officer on May 26, 1999.

Ms. Lloyd has been an administrative assistant with Senate Capital Group Inc., a private venture capital and management consulting company, since October 1990. In this position she provides management services to publicly traded companies.

Ms. Lloyd has served as a director or officer of the following companies during the past five years:

1. Ms. Lloyd has been a director of Thrush Industries Inc. (formerly Miranda Industries Inc.), a Canadian public reporting gold exploration company since May 1993. In this position, Ms. Lloyd provides management services.

2. Ms. Lloyd was a director of First Choice Industries Inc., a Canadian public reporting resource exploration company from July 1992 through March 1998. In this position, Ms. Lloyd provided management services.

3. Ms. Lloyd was a director of North American Scientific Inc., a US public reporting manufacturing company from July 1990 through 1997. In this position, Ms. Lloyd provided management services.

Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We have no significant employees other than the officers and directors described above.

         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 8, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

--------------------------------------------------------------------------------
                 Name and address          Number of Shares     Percentage of
Title of class   of beneficial owner       of Common Stock      Common Stock (1)
--------------------------------------------------------------------------------

Common Stock     Dennis Higgs (2)           2,250,000 shares     40.2%
                 Director, President and
                 Chief Executive Officer
                 Suite 306 -
                 1140 Homer Street
                 Vancouver, British Columbia
                 Canada V6B 2X6

Common Stock     Aileen Lloyd                 750,000 shares     13.4%
                 Director, Secretary,
                 Treasurer and Chief
                 Financial Officer
                 Suite 306 -
                 1140 Homer Street
                 Vancouver, British Columbia

                 Canada V6B 2X6

Common Stock     Eric G. Fergie               300,000 shares      5.4%
                 2221 Venables St.
                 Vancouver, BC
                 Canada V5V 2J5

Common Stock     Santorini Investment Corp.   350,000 shares      6.3%
                 4554 W. 2nd Ave.
                 Vancouver, BC
                 Canada  V6R 1K8
                 Beneficial Holder:
                 Carleen Higgs

Common Stock     Darcy Higgs                  350,000 shares      6.3%
                 4554 W. 2nd Ave.
                 Vancouver, BC
                 Canada  V6R 1K8

Common Stock     All Officers and           3,000,000 shares     53.6%
                 Directors
                 as a Group
                 (2 persons)

--------------------------------------------------------------------------------
(1) The percent of class is based on 5,590,500 shares of common stock issued and outstanding as of March 8, 2002.
(2) 375,000 of the shares are held in the name of Senate Equities Corp., which is wholly owned by Menace Capital Corp., which is in turn wholly owned by Dennis Higgs. 1,500,000 of the shares were acquired in the name of Senate Capital Group Inc. in exchange for the assignment of the mineral claims. Senate Capital is wholly owned by Dennis Higgs.


It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                            Description Of Securities
General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of March 8, 2002, there were 5,590,500 shares of our common stock issued and outstanding that were held by forty- three
(43)  stockholders of record.  We have not issued any shares of preferred stock.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the State of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada and does business in the State of Nevada directly or through an affiliated corporation.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We  were  incorporated  on  May  26, 1999 under the laws of the State of Nevada.

We purchased fourteen mineral claims located in Elko County in the State of Nevada from Senate Capital Group Inc. in March 2001.

Mr. Dennis Higgs, our president and a director, and Ms. Aileen Lloyd, our secretary, treasurer and a director, have been our sole promoters since our inception.

Mr. Higgs acquired 375,000 shares of our common stock at a price of $0.001 US per share on February 26, 2001. Mr. Higgs paid a total purchase price of $375 for these shares. In addition to this acquisition of stock, Mr. Higgs acquired a beneficial interest in 1,875,000 shares of our common stock as follows:

1. 1,500,000 shares of our common stock issued to Senate Capital Group Inc. in exchange for the assignment of the Burner Hills mineral claims. In addition, Senate Capital Group has entered into an office facilities and service contract with us in which it provides office space, administrative services and phone and equipment usage in exchange for a payment of $1000 per month. Through December 31, 2001, $11,000 had been paid or accrued on this agreement. Mr. Higgs is the sole stockholder of Senate Capital Group Inc.

2. 375,000 shares of our common stock sold to Senate Equities Corp. at a price of $0.001 US per share on February 26, 2001. Mr. Higgs is the sole stockholder of Menace Capital Corp., which wholly owns Senate Equities Corp.

Other than the purchase of her stock, Ms. Lloyd has not entered into any agreement with us in which she is to receive or provide to us any thing of value. Ms. Lloyd works for Senate Capital Group Inc., which has an office facilities and service contract with the Company. Ms. Lloyd acquired 750,000 shares of our common stock at a price of $0.001 US per share on February 26, 2001. Ms. Lloyd paid a total purchase price of $750 for these shares.


                             Description Of Business

In  General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own fourteen mineral claims that we refer to as the Burner Hills mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. There is no assurance that a commercially viable mineral deposit exists on our mineral claims. Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of gold or silver. We can provide no assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Acquisition  of  the  Burner  Hills  Mineral  Claims

We purchased a 100% interest in fourteen mineral claims located in Elko County in the State of Nevada from Senate Capital Group Inc. in March 2001. We paid a purchase price of $10,051.88 and issued 1,500,000 shares of our common stock to Senate Capital Group in consideration for these mineral claims.

Recording  of  the  Burner  Hills  Mineral  Claims

The Burner Hills mineral claims were recorded with the Bureau of Land Management of the United States Department of the Interior under the following names and claim numbers:

     Name of Mining Claim         Claim Number
     -----------------------      -------------

     Pepper  1                    NMC#822713
     Pepper  2                    NMC#822714
     Pepper  3                    NMC#822715
     Pepper  4                    NMC#822716
     Pepper  5                    NMC#822717
     Pepper  6                    NMC#822718
     Pepper  7                    NMC#822719
     Pepper  8                    NMC#822720
     Pepper  9                    NMC#822721
     Pepper  10                   NMC#822722
     Pepper  11                   NMC#822723
     Pepper  12                   NMC#822724

     Pepper  13                   NMC#822725
     Pepper  14                   NMC#822726


Mr. Rice recorded these claims in November 2000 to cover the main area of potential gold and silver mineralization. We are the legal and beneficial owner of title to the mineral claims, and no other person or entity has any interest in the mineral claims.

In order to maintain our mineral claims in good standing, we must pay maintenance fees in lieu of completing exploration work with the Bureau of Land Management of the United States Department of the Interior. Currently, a maintenance fee of $100 per mineral claim must be paid in each year to maintain the mineral claims for an additional year. If we fail to pay the maintenance fees, then our mineral claims will lapse and we will lose all interest that we have in these mineral claims. Our mineral claims will expire on November 19, 2002 unless extended by the payment of maintenance fees.

Location  of  the  Burner  Hills  Mineral  Claims

The Burner Hills mineral claims are located approximately sixteen miles north, northeast of Midas, Nevada. Elevations in the area range from 1700 meters to 1925 meters. The property is accessed via a two-track dirt road from County Road 18, a well-maintained gravel road that provides access to Midas from either Winnemucca or Elko.

Geological  Report

We received an initial geological evaluation report on the Burner Hills mineral claims prepared by Mr. John A. Rice and dated December 2000. Mr. Rice is a graduate of the University of Colorado and holds a Bachelors of Science degree in Geology (1978) and a Masters of Science degree in Economic Geology (1984) from the University of Colorado. We received this December 2000 geological report upon our acquisition of the Burner Hills mineral claims. We have received an updated geological work program from Mr. Rice dated November 2001. This updated geological report incorporates the results of the completion by us of phase one of the geological work program recommended by Mr. Rice in his December 2000 geological report.

The purpose of the initial geological report was to summarize the information from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of a mining project on the mineral claims. The initial geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The initial geological report also gives conclusions regarding potential mineralization of the mineral claims and recommended a two phase geological exploration program.

Exploration  History  of  the  Mineral  Claims

The history of the exploration of the mineral claims is summarized in the geological report that we obtained from Mr. Rice. The following summary of the exploration history of the mineral claims is based on Mr. Rice's description.

1. The earliest activities in the area of the mineral claims began in the 1880's when miners extracted silver-lead ore from the Mint mine;

2. In 1893, mining operations ceased, but were renewed in the 1930's and 1940's;

3.   Placer  Dome  conducted  exploration  activities  in  the  area in 1987-88;

4.   Several  smaller  companies  began  exploring  the  area  in 1996 and 1997;

5. We completed the first phase of our exploration program consisting of additional mapping and rock sampling during the 2001 field season.

Geology  of  the  Mineral  Claims

In the updated report of Mr. Rice dated November 2001, Mr. Rice concludes that there are three veins that have the potential of hosting economic gold and silver mineralization on the Burner Hills mineral claims. These quartz veins are present within tertiary volcanic and sedimentary rocks present on the Burner Hills mineral claims. A quartz vein is a body of quartz rock, frequently long and narrow, that contains gold. Quartz veins that host gold, silver and base metal mineralization are typical of a low sulfidation, epithermal hot-springs gold system. A low sulfidation, epithermal hot-springs gold system is a gold deposit formed by hot-springs activity with low sulfur content.

The primary area of exploration interest on the Burner Hills mineral claims is the area of the Mint Mine, where historic production of silver and lead began in the 1880's. The Mint mine is located on a quartz vein known as the Mint vein. Prospect pits and quartz vein material associated with the Mint vein occur on the surface of the Burner Hills mineral claims over an extent of 450 meters (approximately 1500 feet). A parallel vein to the south of the Mint vein has also been identified on the Burner Hills mineral claims. Mineralization occurring at the junctions of the identified veins are primary exploration targets because of the possibility of locating high grade gold and silver deposits at these structurally prepared intersections.

Samples collected by Mr. Rice from the Burner Hills mineral claims during phase one of our exploration program show that the area of the mineral claims is anomalous in gold and highly anomalous with silver, with the best results in the northeast striking veins, the Mint vein and the parallel vein to the south of the Mint vein. Assay results from these rock chip samples indicate that a mineralized system containing gold and silver is present. The best assay results are from the Mint vein and the parallel vein identified to the south of the Mint claim.

Mr. Rice notes in his updated report that recent successes in Nevada have occurred in old mining districts with drilling below zones of historic production. The Burner Hills property has this type of potential, and thus, Mr. Rice concludes that it should be thoroughly explored.

Exploration  Program

In his geological report dated December 2000, Mr. Rice recommended the completion of a two phase geological work program on the Burner Hills mineral claims. The first phase of the work program was recommended to consist of geologic mapping and sampling and a soil geochemistry orientation survey. We proceeded with this first phase of the exploration program during the 2001 field season. This work program was completed by us and included the work recommended by Mr. Rice in his December 2000 geological report. As a result of the completion of this first phase of the work program, Mr. Rice delivered to us an updated geological report dated November 2001.

In his updated geological report dated November 2001, Mr. Rice recommended a further three phase geological work program. The second and third phases of this exploration program are recommended in order to better identify exploration targets and to determine if further additional claims are required. The fourth phase would consist of a modest drilling program of a minimum of three holes.

The second phase of the recommended exploration program will consist of performing a detailed geological mapping adjacent to the claim block, gathering additional chip samplings and completing a detailed soil sample grid. The estimated cost of completion of this second phase is $10,500.

We have accepted the recommendations of the updated geological report and have decided to proceed to complete phase two of the geological exploration program. We will make a determination whether to proceed with phase three upon completion of phase two and our review of the results of this second phase. In making this determination, we will assess whether the results of phase two are sufficiently positive to enable us to obtain the financing we will need for us to continue through phases three and four of the exploration program. This assessment will include an assessment of the market for financing of mineral exploration projects at the time of our assessment.

Following the second phase, phase three of the recommended exploration program is to conduct an induced polarization geophysical survey. The estimated cost of completion of this third phase is $10,000.

The fourth phase of the recommended exploration program is to complete a modest drilling program consisting of a minimum of three drill holes. The estimated cost of completion of this fourth phase is $40,000.

The total cost for these three additional phases of the exploration program is thus estimated to be $60,500. Our working capital position as of December 31, 2001 was $30,576. Accordingly, we will require additional financing in order to complete all three additional phases of this exploration program.

Each phase of the recommended work program would include a geological review and interpretation of the results of the phase. The geological review and interpretations required in each phase of the exploration program would be comprised of reviewing the data acquired and analyzing this data to assess the potential mineralization of the mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. The purpose of undertaking the geological review would be to determine if there is sufficient indication of mineralization to warrant additional exploration. Positive results at each stage of the exploration program would be required to justify continuing with the next phase. Such positive results would include the identification of the zones of mineralization.

Current  State  of  Exploration

Our mineral claims presently do not have any proven mineral reserves. The property that is the subject of our mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

We have only recently commenced exploration of the mineral claim and exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.

Compliance  with  Government  Regulation

We will be required to conduct all mineral exploration activities in accordance with the Bureau of Land Management of the United States Department of the Interior.

We will be required to obtain a permit prior to the initiation of the fourth phase of the recommended exploration program as this stage will involve diamond drilling on the property. A plan of operation would need to be submitted in connection with the permit application. It is estimated that it would take approximately two months to obtain the required permit at an estimated cost to us of $1,000.

Employees

We have no employees as of the date of this prospectus other than our two officers.

We conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We  do  not  have  any  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.


                               Plan Of Operations

Our business plan is to proceed with the exploration of the Burner Hills mineral claim to determine whether there are commercially exploitable reserves of gold and silver. We have decided to continue through the second phase of the exploration program recommended by the geological report. We anticipate that phase two of the recommended geological exploration program will cost approximately $10,500. We had $30,576 in cash reserves as of December 31, 2001. Accordingly, we are able to proceed with phase two of the exploration program without additional financing.

Mr. Rice, our geologist, will be engaged to complete the second phase of the work program; however this will not happen until the summer/fall season. We anticipate that we will receive the results of this phase of exploration by September 2002. We will assess the results of this program upon receipt of Mr. Rice's report.

We will assess whether to proceed to phase three of the recommended geological exploration program upon completion of an assessment of the results of phase two. In making this determination, we will review the conclusions and recommendations that we receive from Mr. Rice based on his geological review of the results of the first two phases. We will also assess whether we have sufficient capital resources to proceed to phase three. If we decide to proceed with the third phase of the recommended exploration program, we anticipate we will have to raise additional funds.

If we decide to complete the third phase of our exploration program, we will assess whether to proceed to the fourth phase upon completion of an assessment of the results of phase three. The anticipated cost of the third phase of the exploration program is $10,000. In making this determination, we will make an assessment as to whether the results of phase three are sufficiently positive to enable us to obtain the financing necessary to proceed. This assessment will include an assessment of our cash reserves after the completion of phase three and the market for financing of mineral exploration projects at the time of our assessment.

We will require additional funding in the event that we decide to proceed with phase four of the exploration program. The anticipated cost of the fourth phase of the exploration program is $40,000, which is in excess of our projected cash reserves remaining upon completion of phase three.

We anticipate that additional funding required to fund future phases of our exploration program will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed with any additional phase beyond phase two. We believe that debt financing will not be an alternative for funding future phases of our exploration program. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1. $10,500 in connection with the completion of the second phase of our recommended geological work program;

2. $10,000 in connection with the completion of the third phase of our recommended geological work program, if we decide to proceed with this phase;

3. $37,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

We had cash in the amount of $30,576 as of December 31, 2001. Our total expenditures over the next twelve months are anticipated to be $57,500. Accordingly, we will require additional financing in the amount of approximately $27,000 to fund our operations for the next twelve months.

If we do not obtain additional financing necessary to conduct our exploration, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding our exploration of the Burner Hills mineral claim.

Results  Of  Operations  For  Period  Ending  December  31,  2001

We did not earn any revenues during the period ending December 31, 2001. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $49,623 for the period from inception on May 26, 1999 to December 31, 2001. These operating expenses included: (a) payments of $29,143 in connection with our acquisition and exploration of the Burner Hills mineral claim; (b) office related fees in the amount of $12,383; and (c) professional fees in the amount of $8,097 in connection with our corporate organization. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our completion of phase two of our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $49,623 for the period from inception to December 31, 2001. Our loss was attributable entirely to operating expenses.

Liquidity  and  Capital  Resources

We had cash of $30,576 as of December 31, 2001, and had working capital of $23,576 as of December 31, 2001.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             Description Of Property

We have a 100% interest in the Burner Hills mineral claims. We do not own or lease any property other than our interest in the Burner Hills mineral claims.

                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

-    Any  of  our  directors  or  officers;
-    Any  person  proposed  as  a  nominee  for  election  as  a  director;

- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-    Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. Higgs acquired 375,000 shares of our common stock in his own name at a price of $0.001 US per share on February 26, 2001. Mr. Higgs paid a total purchase price of $375 for these shares. In addition to this acquisition of stock, Mr. Higgs acquired a beneficial interest in 1,500,000 shares of our common stock through the issuance of common stock to Senate Capital Group Inc. in exchange for its assignment of the Burner Hills mineral claims. Mr. Higgs owns all of the stock of Senate Capital Group. Senate Capital Group also received
$10,051.88  as  part  of  this  transaction.

In addition, Senate Capital Group has entered into an office facilities and service contract with us in which it provides office space, services, phones and equipment usage in exchange for a payment of $1000 per month. Through December 31, 2001, $11,000 had been paid or accrued on this agreement.

Senate Equities Corp., another company that is wholly owned and operated by Menace Capital Corp., which wholly owns Senate Equities Corp., acquired 375,000 shares of our common stock at a price of $0.001 US per share on February 26, 2001. Mr. Higgs is the sole stockholder of Senate Equities Corp.

Ms. Lloyd acquired 750,000 shares of our common stock at a price of $0.001 US per share on February 26, 2001. Ms. Lloyd paid a total purchase price of $750 for these shares.


            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had forty-three (43) registered shareholders.

Rule  144  Shares

A total of 1,500,000 shares of our common stock will be available for resale to the public after February 26, 2002 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. The following additional shares of our common stock will also be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933: (a) 2,500,000 shares after March 12, 2002; (b) 1,500,000 shares after  March  14,  2002;  (c)  90,500  shares  after  June  14,  2002.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 55,905 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,000,000 of the total shares that may be sold pursuant to Rule 144 after March 14, 2002.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended December 31, 2001.


--------------------------------------------------------------------------------
                    Annual Compensation        Long Term Compensation
                    -------------------        ----------------------
                                        Other
                                        Annual
                                         Com-                            All
                                         pen-  Restricted                Other
                                         sa-   Stock Options/*  LTIP     Compen-
Name       Title    Year  Salary  Bonus  tion  Awarded SARs(#) payouts($) sation
----       -----    ----- ------  ----- ------ ------- ------- --------- -------

Dennis  President,  2001    $0      0     0         0             0          0
Higgs * CEO and
        Director
--------------------------------------------------------------------------------

Aileen  Secretary,  2001    $0      0     0         0             0          0
Lloyd   Treasurer,
        CFO and
        Director
--------------------------------------------------------------------------------


* Senate Capital Group receives $1000 per month under an office facilities and service contract. All of the common stock of Senate Capital Group is owned by Mr. Dennis Higgs.


Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended December 31, 2001. We have also not granted any stock options to the executive officers since December 31, 2001.

                              Financial Statements

Index  to  Financial  Statements:

1.     Auditors'  Report;

2. Audited Financial Statements for the period ending December 31, 2001, including:

     a.   Balance  Sheets  as  at  December  31,  2001  and  2000;

     b. Statements of Loss and Deficit for the periods ending December 31, 2001 and 2000;

     c. Statements of Cash Flows for the periods ending December 31, 2001 and 2000;

     d. Statements of Stockholders' Equity for the periods ending December 31, 2001 and 2000; and

     e.   Notes  to  Financial  Statements.

                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                           DECEMBER 31, 2001 AND 2000
                            (Stated in U.S. Dollars)

                                AUDITORS' REPORT




To  the  Directors
Carleton  Ventures  Corp.
(An  exploration  stage  company)

We have audited the balance sheets of Carleton Ventures Corp. (an exploration stage company) as at December 31, 2001 and 2000, and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the year ended December 31, 2001, and for the period from inception, May 26, 1999, to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000, and the results of its operations and cash flows for the year ended December 31, 2001, and for the period from inception, May 26, 1999, to December 31, 2000 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company has incurred a net loss of $49,623 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  B.C.                                          /s/ Morgan  &  Company

January  17,  2002                                        Chartered  Accountants

                                  CARLETON  VENTURES  CORP.
                                (An Exploration Stage Company)

                                        BALANCE SHEETS
                                   (Stated in U.S. Dollars)


--------------------------------------------------------------------------------
                                                            DECEMBER  31
                                                          2001        2000
--------------------------------------------------------------------------------
ASSETS

Current
  Cash                                                 $ 30,576     $       -

Mineral Property Interest (Note 3)                            -             -
                                                       -------------------------
                                                       $ 30,576     $       -
================================================================================

LIABILITIES

Current
  Accounts payable                                     $  7,024     $   2,465
                                                       -------------------------
SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 Common shares, par value $0.001 per share
    10,000,000 Preferred shares, par value $0.001 per share

  Issued and outstanding:

    5,590,500 Common shares at December 31, 2001 and
      0 at December 31, 2000                              5,591             -

  Additional paid-in capital                             67,584             -

Deficit Accumulated During The Exploration Stage        (49,623)       (2,465)
                                                       -------------------------
                                                         23,552        (2,465)
                                                       -------------------------

                                                       $ 30,576     $       -
================================================================================


Approved  by  the  Directors:


---------------------------------            -------------------------------

                               CARLETON  VENTURES  CORP.
                            (An Exploration Stage Company)

                            STATEMENTS OF LOSS AND DEFICIT
                               (Stated in U.S. Dollars)


------------------------------------------------------------------------------------------
                                                                 PERIOD FROM  PERIOD FROM
                                                                 INCEPTION    INCEPTION
                                                                    MAY 26       MAY 26
                                                 YEAR ENDED        1999 TO      1999 TO
                                                 DECEMBER 31     DECEMBER 31  DECEMBER 31
                                              2001        2000      1999         2001
------------------------------------------------------------------------------------------

Expenses
  Professional fees                        $   5,632   $      -  $   2,465    $   8,097
  Office and sundry                            1,383          -          -        1,383
  Office facilities and services              11,000          -          -       11,000
  Mineral property acquisition and
    exploration expenditures                  29,143          -          -       29,143
                                           ----------------------------------------------
Net Loss For The Period                       47,158          -      2,465    $  49,623
                                                                              ===========
Deficit Accumulated During The
  Exploration Stage, Beginning Of Period       2,465      2,465          -
                                           --------------------------------

Deficit Accumulated During The
  Exploration Stage, End Of Period         $  49,623   $  2,465  $   2,465
===========================================================================

Net Loss Per Share                         $    0.01   $      -  $       -
===========================================================================

Weighted Average Number Of
  Shares Outstanding                       4,529,042          -          -
===========================================================================


                                  CARLETON  VENTURES  CORP.
                               (An Exploration Stage Company)

                                  STATEMENTS OF CASH FLOWS
                                  (Stated in U.S. Dollars)


----------------------------------------------------------------------------------------------
                                                                      PERIOD FROM  PERIOD FROM
                                                                      INCEPTION    INCEPTION
                                                                       MAY 26        MAY 26
                                                       YEAR ENDED      1999 TO       1999 TO
                                                      DECEMBER 31     DECEMBER 3   DECEMBER 31
                                                    2001       2000       1999        2001
----------------------------------------------------------------------------------------------

Cash Flows From Operating Activity
  Net loss for the period                        $ (47,158) $      -   $  (2,465)  $ (49,623)

Adjustments To Reconcile Net Loss To
  Net Cash Used By Operating Activity
    Stock issued for other than cash                15,000         -           -      15,000
    Changes in accounts payable                      4,559         -       2,465       7,024
                                                 --------------------------------------------
                                                   (27,599)        -           -     (27,599)
                                                 --------------------------------------------

Cash Flows From Financing Activity
  Share capital issued                              58,175         -           -      58,175
                                                 --------------------------------------------

Increase In Cash                                    30,576         -           -      30,576

Cash, Beginning Of Period                                -         -           -           -
                                                 --------------------------------------------

Cash, End Of Period                               $ 30,576  $      -   $       -   $  30,576
=============================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

Common Shares Issued To Acquire
  Mineral Property Interest                       $ 15,000  $      -   $       -   $ 15,000
=============================================================================================

                                      CARLETON  VENTURES  CORP.
                                   (An Exploration Stage Company)

                                 STATEMENTS OF STOCKHOLDERS' EQUITY

                                     DECEMBER 31, 2001 AND 2000
                                      (Stated in U.S. Dollars)




                                                  COMMON STOCK                DEFICIT
                                         ---------------------------------  ACCUMULATED
                                                                ADDITIONAL  DURING THE
                                                                 PAID-IN    EXPLORATION
                                         SHARES      AMOUNT      CAPITAL      STAGE     TOTAL
                                         -------------------------------------------------------
Net loss for the period                           -  $        -  $      -  $ (2,465)  $ (2,465)
                                         -------------------------------------------------------
December 31, 1999                                 -           -         -    (2,465)    (2,465)

Net loss for the year                             -           -         -         -          -
                                         -------------------------------------------------------

Balance, December 31, 2000                        -           -         -    (2,465)    (2,465)

Shares issued for cash at $0.001          1,500,000       1,500         -         -      1,500

Shares issued for cash at $0.01           2,500,000       2,500    22,500         -     25,000


Shares issued to acquire mineral
  property interest at $0.01              1,500,000       1,500    13,500         -     15,000

Shares issued for cash at $0.35              90,500          91    31,584         -     31,675

Net loss for the year                             -           -         -   (47,158)   (47,158)
                                         -------------------------------------------------------

Balance, December 31, 2001                5,590,500  $    5,591  $ 67,584  $(49,623)  $ 23,552
                                         =======================================================


                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



1.     NATURE  OF  OPERATIONS

a)     Organization

The  Company  was  incorporated in the State of Nevada, U.S.A., on May 26, 1999.

b)     Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

c)     Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $49,623 for the period from inception, May 26, 1999, to December 31, 2001, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Mineral  Property  Acquisition  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)     monetary  items  at  the  rate  prevailing  at  the  balance  sheet date;
ii)    non-monetary  items  at  the  historical  exchange  rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

d)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e)     Net  Loss  Per  Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



3.     MINERAL  PROPERTY  INTEREST

The Company has acquired a 100% interest in fourteen unpatented mineral claims in northwestern Elko County, Nevada.


4.     RELATED  PARTY  TRANSACTION

During the year ended December 31, 2001, the Company incurred $11,000 (2000 and 1999 - $Nil) for office facilities and services to a company related by common directors.

                                     Part II

                   Information Not Required In The Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)  a  transaction from which the director derived an improper personal profit;
     and
(4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such  indemnification  is  expressly  required  to  be  made  by  law;
(2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)  such  indemnification  is  required  to  be  made  pursuant  to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal


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

counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee          $    83.41
Federal Taxes                                                $   NIL
State Taxes and Fees                                         $   NIL
Transfer Agent Fees                                          $ 1,000.00
Accounting fees and expenses                                 $ 2,000.00
Legal fees and expenses                                      $20,000.00
Blue Sky fees and expenses                                   $ 2,000.00
Miscellaneous                                                $   NIL
                                                             --------------
Total                                                        $25,083.41
                                                             ==============

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 1,500,000 shares of common stock on February 26, 2001 to Mr. Dennis Higgs, Senate Equities Corp. and Ms. Aileen Lloyd. Mr. Higgs is one of our directors and is our president and chief executive officer. Mr. Higgs acquired 375,000 shares at a price of $0.001 per share. Senate Equities Corp. is a company wholly owned by Menace Capital Corp. Mr. Higgs is the sole shareholder of Menace Capital Corp. and Senate Equities Corp. Senate Equities acquired an additional 375,000 shares at a price of $0.001 per share. Ms. Lloyd is one of our directors and is our secretary, treasurer and chief financial officer. Ms. Lloyd acquired 750,000 shares at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 2,500,000 shares of our common stock at a price of $0.01 per share to a total of ten purchasers on March 12, 2001. The total amount we received from this offering was $25,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 1,500,000 shares of our common stock on March 14, 2001 to Senate Capital Group Inc. pursuant to the mineral property purchase agreement in which we acquired our mineral claims. Senate Capital Group is a company controlled by Mr. Higgs who is its sole shareholder. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 90,500 shares of our common stock at a price of $0.35 per share to a total of twenty-nine purchasers on June 14, 2001. The total amount we received from this offering was $31,675. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation
S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item  27.  Exhibits

Exhibit
Number          Description
---------       --------------------
  3.1           Restated Articles of Incorporation
  3.2           Amended By-Laws
  4.1           Share Certificate
  5.1           Opinion of Cane & Company, LLC, with consent to use
 10.1           Mineral Property Purchase Agreement between the Company and
                Senate Equities Corp. dated March 14, 2001
 10.2           Office Facilities and Services Contract
 23.1           Consent of Morgan & Company, Chartered Accountants
 23.2           Consent of John A. Rice, Consulting Geologist

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on March 8, 2002.

                                          CARLETON VENTURES CORP.

                                          By: /s/ Dennis Higgs, President
                                              _____________________________
                                              Dennis Higgs, President


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Dennis Higgs, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                 CAPACITY IN WHICH SIGNED             DATE

/s/ Dennis Higgs          President and Chief Executive        March 8, 2002
----------------------    Officer (Principal Executive
Dennis Higgs              Officer) and Director


/s/ Aileen Lloyd          Secretary, Treasurer,                March 8, 2002
----------------------    Chief Financial Officer
Aileen Lloyd              (Principal Accounting Officer)
                          (Principal Financial Officer)
                          and Director